UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

HOWMET AEROSPACE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HWM	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	HWM PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Please refer to the discussion under Item 8.01 below, which is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On August 22, 2024, Howmet Aerospace Inc. (the “Company” or “Howmet Aerospace”) closed its previously announced underwritten public offering of $500 million aggregate principal amount of 4.850% Notes due 2031 (the “2031 Notes”).

The 2031 Notes were issued under the Indenture dated as of September 30, 1993 between Alcoa Inc. (“Alcoa”), a Pennsylvania corporation, and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J. P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Trust Company, National Association, as successor to PNC Bank, National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of January 25, 2007 between Alcoa and the Trustee, the Second Supplemental Indenture dated as of July 15, 2008 between Alcoa and the Trustee, the Fourth Supplemental Indenture dated as of December 31, 2017 among Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and the Trustee, and the Fifth Supplemental Indenture dated as of April 16, 2020 between the Company and the Trustee (collectively, the “Indenture”). The 2031 Notes were sold pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-272154) and automatically declared effective on May 23, 2023. The form of the 2031 Notes is attached hereto as Exhibit 4.6 and is incorporated herein by reference into this Item 8.01. A copy of the opinion of counsel of the Company relating to the validity of the 2031 Notes is attached hereto as Exhibit 5.1 and is incorporated herein by reference into this Item 8.01.

The 2031 Notes will mature on October 15, 2031 and bear interest at a rate of 4.850% per annum. Accrued and unpaid interest on the 2031 Notes will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2024.

Prior to August 15, 2031, the Company may redeem the 2031 Notes, in whole or in part, at its option, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes to be redeemed, discounted to the redemption date (assuming the notes matured on August 15, 2031) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2031 Notes), plus 15 basis points less (b) interest accrued to the date of redemption, plus, in case of either (i) or (ii), accrued and unpaid interest thereon to the date of redemption. On or after August 15, 2031, the 2031 Notes will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed plus accrued and unpaid interest to the redemption date. Any notice of redemption of the 2031 Notes to be redeemed at the option of the Company may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the redemption date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the 2031 Notes on the redemption date or otherwise.

The Indenture contains customary events of default. If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding 2031 Notes may declare the principal amount of all the 2031 Notes to be immediately due and payable.

The foregoing description of the Indenture and the 2031 Notes is qualified in its entirety by reference to the full text of such documents, which are attached or incorporated by reference hereto as Exhibit 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 and incorporated by reference into this Item 8.01.

In connection with the offering, the Company entered into an underwriting agreement, dated August 8, 2024 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Schedule I thereto. For a complete description of the terms of the Underwriting Agreement, please refer to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 8.01.

In August 2024, the Company entered into a cross-currency swap to synthetically convert the 2031 Notes into a Euro liability of approximately 458 million Euros. The fixed interest rate on the Euro liability is approximately 3.72% per annum.

On August 23, 2024, the Company expects to complete the redemption of all of the remaining outstanding principal amount of $577,060,000 of its 6.875% Notes due May 2025 (the “2025 Notes”). The redemption is being made pursuant to a previously issued notice of redemption dated August 8, 2024 as disclosed in the Company’s Current Report on Form 8-K dated August 8, 2024. The Company expects to redeem the 2025 Notes with the net proceeds from the 2031 Notes offering and cash on hand at an aggregate redemption price of approximately $594 million, including accrued interest of approximately $12 million.

As a result of these actions, the Company expects to achieve a reduction in annual interest expense of approximately $21 million.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “envisions,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, expectations relating to the planned redemption of the 2025 Notes and expected reduction in annual interest expense. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) adverse changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (h) the inability to achieve anticipated or targeted revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations; (i) inability to meet increased demand, production targets or commitments; (j) competition from new product offerings, disruptive technologies or other developments; (k) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (l) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (m) failure to comply with government contracting regulations; (n) adverse changes in discount rates or investment returns on pension assets; and (o) the other risk factors summarized in Howmet Aerospace’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated August 8, 2024, between Howmet Aerospace Inc. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Schedule I thereto.

4.1	Form of Indenture, dated as of September 30, 1993, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J. P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as trustee (undated form of Indenture incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-49997 on Form S-3).

4.2	First Supplemental Indenture, dated as of January 25, 2007, between Alcoa Inc. and The Bank of New York Trust Company, N.A., as successor to J. P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association), as successor trustee to PNC Bank, National Association, as trustee, incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K (Commission file number 1-3610) dated January 25, 2007.

4.3	Second Supplemental Indenture, dated as of July 15, 2008, between Alcoa Inc. and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J. P. Morgan Trust Company, National Association (formerly Chase Manhattan Trust Company, National Association, as successor to PNC Bank, National Association), as trustee, incorporated by reference to Exhibit 4(c) to the Company’s Current Report on Form 8-K (Commission file number 1-3610) dated July 15, 2008.

4.4	Fourth Supplemental Indenture, dated as of December 31, 2017, among Arconic Inc., a Pennsylvania corporation, Arconic Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (Commission file number 1-3610) dated January 4, 2018.

4.5	Fifth Supplemental Indenture, dated as of April 16, 2020, between Howmet Aerospace Inc., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4(e) to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-237705) dated April 16, 2020.

4.6	Form of 4.850% Notes due 2031.

5.1	Opinion of K&L Gates LLP, counsel for Howmet Aerospace Inc.

23.1	Consent of K&L Gates LLP, counsel for Howmet Aerospace Inc. (included in Exhibit 5.1).

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWMET AEROSPACE INC.

Dated: August 22, 2024	By:	/s/ Paul Myron
	Name:	Paul Myron
	Title:	Vice President and Treasurer